SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12


                       Boston Restaurant Associates, Inc.
          -------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


   ---------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------


         2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------

         4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------

         5) Total fee paid:
         -----------------------------------------------------------------------
[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:
             -------------------------------------------------------------------

         2)  Form, Schedule or Registration Statement No.:
             -------------------------------------------------------------------

         3)  Filing Party:
             -------------------------------------------------------------------

         4)  Date Filed:

             August 14, 1998

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
                       BOSTON RESTAURANT ASSOCIATES, INC.
                        TO BE HELD ON 14 SEPTEMBER, 1998

                                 ---------------

         The Annual Meeting of Stockholders of Boston Restaurant Associates, Inc., a Delaware corporation (the "Company"), will be held on Monday, 14 September, 1998 at 10:00 a.m., local time, at the offices of Brown, Rudnick, Freed & Gesmer, 18th Floor, One Financial Center, Boston, Massachusetts 02111, for the following purposes:

         1. To elect eight (8) directors to serve for the ensuing year and until their successors are duly elected and qualified.

         2. To consider and act upon a proposal to ratify the appointment of BDO Seidman LLP as auditors for fiscal year 1999.

         3. To consider and act upon a proposal to amend the Certificate of Incorporation to authorize 10,000,000 shares of a new class of Preferred Stock.

         4. To consider and act upon any matters incidental to the foregoing purposes and any other matters which may properly come before the meeting or any adjourned session thereof.

                  The foregoing items are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on 4 August, 1998 as the record date for determining the stockholders entitled to notice of, and to vote at, the meeting and any continuation or adjournment thereof. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

                                   By Order of the Board of Directors

                                   GORDON R. PENMAN, Secretary
Boston, Massachusetts
14  August, 1998

                             YOUR VOTE IS IMPORTANT

YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, SO THAT IF YOU ARE UNABLE TO ATTEND THE MEETING YOUR SHARES MAY NEVERTHELESS BE VOTED. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

                       BOSTON RESTAURANT ASSOCIATES, INC.
                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held On 14 September, 1998

     This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Boston Restaurant Associates, Inc., a Delaware corporation (the "Company") with its principal executive offices at 999 Broadway, Saugus, Massachusetts 01906, for use at the Annual Meeting of Stockholders to be held on Monday, 14 September, 1998 at 10:00 a.m., local time, or at any continuation or adjournment thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Meeting will be held at the offices of Brown, Rudnick, Freed & Gesmer, 18th Floor, One Financial Center, Boston, Massachusetts 02111. Proxies are being solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. Certain of the directors, officers and employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of the securities held by them. It is expected that this proxy statement and the accompanying proxy will be first mailed to stockholders on or about August 14, 1998.

     Only stockholders of record at the close of business on 4 August, 1998 will be entitled to receive notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 7,024,170 shares of Common Stock, $.01 par value per share (the "Common Stock"), of the Company. Each such stockholder is entitled to one vote for each share of Common Stock held on that date and may vote such shares either in person or by proxy.

     The enclosed proxy card, if executed and returned, will be voted as directed on the proxy card or, in the absence of such direction, for the election of the nominees as directors and in favor of each of Proposal No. 2 and Proposal No. 3. The Company knows of no other matters to be submitted to the Meeting. If any other matters properly come before the Meeting, the persons named on the enclosed proxy card will vote the shares represented thereby on such matters in accordance with their best judgment. The proxy may be revoked at any time prior to exercise by filing with the Secretary of the Company a written revocation, by executing a proxy with a later date, or by attending and voting at the Meeting.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     At the Meeting, eight directors are to be elected to serve until the 1999 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The persons listed in the table below have been nominated by the Board of Directors for election as directors.

     Seven of the nominees are currently serving as directors of the Company. In the unanticipated event that any nominee should be unable or declines to stand for election at the Meeting, the proxies will be voted for such substitute nominees, if any, as the present Board of Directors may designate. The nominees have not been nominated pursuant to any arrangement or understanding with any person.

     The following table sets forth certain information with respect to the nominees.

                                                                                    Director
Name                         Age                   Position                           Since
----                         ---                   --------                           -----

George R. Chapdelaine        53                    Chief Executive Officer,           1994
                                                   President and Director

Joseph J. Caruso (1)         55                    Director                           1994

Roger Lipton (2)             57                    Director                           1996

John P. Polcari, Jr.         67                    Director                           1994

Richard J. Reeves (1) (2)    51                    Director                           1989

Lucille Salhany              51                    Director                           1996

Terrance Smith (2)           53                    Director                           1990

Kathleen Mason               49                    Nominee for Director                 --

-------------
(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.

     George R. Chapdelaine was elected President, Chief Executive Officer and a director of the Company in April 1994. Mr. Chapdelaine joined a predecessor of the Company in 1982 and served as its President, Chief Executive Officer and a director until it was acquired by the Company in April 1994. Prior to 1982, Mr. Chapdelaine worked in the food service industry in various capacities, including as an independent marketing consultant, a general manager of the Food Service division for H.P. Hood, Inc. and a sales manager for Chiquita Brands, a subsidiary of United Brands. Mr. Chapdelaine holds an MBA from Clark University and graduated with a B.S. in Hotel and Restaurant Management from Oklahoma State University.

     Mr. Caruso has been the President of Bantam Group, Inc., a business advisory firm he founded, since its inception in 1986. Mr. Caruso is presently a member of the boards of directors of Audiofile, Inc., Corion Corporation, Holometrix, Inc. and Tytronics, Inc. and served on the board of directors of Coffee Connection, Inc. from 1991 to 1994. Mr. Caruso is a graduate of Northeastern University and the Harvard Business School.

     Since February 1995, Mr. Lipton has been Managing Director of Axiom Capital Management Inc., an investment banking firm specializing in the restaurant, franchising and retailing industries and a NASD broker/dealer. From 1981 until February 1995 he was Managing Director of Ladenburg, Thalmann & Co., Inc., also an investment banking firm.

     John P. Polcari, Jr. was a founder of Pizzeria Regina, Inc. He is a recipient of the National Restaurant Association's state restaurateur of the year award for the Commonwealth of Massachusetts.

     Mr. Reeves has been engaged in restaurant development as a franchisee of various restaurants not competitive with those owned and operated by the Company since 1991. From September 1988 to March 1989, Mr. Reeves served as an executive officer and principal stockholder of RSMG, Inc. and from March 1985 until April 1989 occupied similar positions with Reeves Associates, Inc., both of which were privately held restaurant development companies.

     Mr. Smith has been President of Chi-Chi's International Operations, Inc., since 1988. Currently Mr. Smith is also President of Tumbleweeds International, LLC, a member of the board of directors of Tumbleweeds International, LLC and a member of the board of directors of Oldenberg, Inc.

     Ms. Salhany is the spouse of Mr. Polcari and former President and CEO of United Paramount Network. She is currently engaged in the Consulting Business.

     Kathleen Mason was Chairman, President, and CEO of Cherry & Webb from 1992 through 1997. Presently Ms. Mason is President of Home Goods, Inc., a subsidiary of TJ Maxx Companies.

     The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when his successor is duly elected and qualified.

Meetings of the Board of Directors

     The Board of Directors held four meetings during the fiscal year ended April 26, 1998. The Board of Directors also acted on several occasions by unanimous written consent in lieu of special meetings. Each current director, other than Mr. Polcari and Ms. Lucille Salhany, attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees of which he or she was a member during such fiscal year.

     The Board of Directors has an Audit Committee, currently composed of Messrs. Reeves, Smith and Lipton. The functions performed by this Committee include recommending to the Board of Directors the engagement of the independent auditors, reviewing the scope of internal controls and reviewing the implementation by management of recommendations made by the independent auditors.

     The Board of Directors has a Compensation Committee, currently composed of Messrs. Caruso and Reeves. The functions of the Compensation Committee include determining salaries, incentive plans, benefits and overall compensation.

     The Audit and Compensation Committees were established in June 1994. Each of those committees held one meeting during the fiscal year ended April 26, 1998.

     The Board of Directors does not have a nominating committee. Nominations of directors are considered by the whole Board of Directors.

Compensation of Directors

     Six directors of the Company do not receive cash compensation for their services as directors. The Company provides health insurance benefits to its directors and reimburses them for their out-of-pocket expenses in attending Board meetings. In addition, nonemployee directors are eligible for the grant of stock options under the 1994 Nonemployee Directors Stock Option Plan. Messrs. Caruso, Reeves, and Smith each received options to purchase 20,000 shares of common stock in fiscal 1998 under the Nonemployee Directors Stock Option Plan. The Company also enters into indemnification agreements with each of its directors. See "Executive Compensation-Limitation of Officers' and Directors' Liability; Indemnification Agreements".

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of 15 July, 1998 by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company, (iii) each person named in the Summary Compensation Table below, and (iv) all current executive officers and directors of the Company, as a group. This information is based upon information provided by the named person. Unless otherwise indicated below, to the knowledge of the Company all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent shared by spouses under applicable law.

----------------------------------------- --------------------------- -----------------------------
Name and Address                          Number of Shares            Percentage of Outstanding
                                          Beneficially Owned          Shares
----------------------------------------- --------------------------- -----------------------------
George R. Chapdelaine (1) (2)
c/o Boston Restaurant
Associates, Inc.
999 Broadway
Saugus, MA 01906                          1,097,063                   14.8%
----------------------------------------- --------------------------- -----------------------------

----------------------------------------- --------------------------- -----------------------------
Joseph J. Caruso (6)
c/o Boston Restaurant
Associates, Inc.
999 Broadway
Saugus, MA 01906                             60,000                   *
----------------------------------------- --------------------------- -----------------------------

----------------------------------------- --------------------------- -----------------------------
Roger Lipton (8)
983 Park Avenue
New York, NY  10028                       1,143,517                   15.88%
----------------------------------------- --------------------------- -----------------------------

----------------------------------------- --------------------------- -----------------------------
John P. Polcari, Jr. (1)(3)
c/o Boston Restaurant
Associates, Inc.
999 Broadway
Saugus, MA 01906                          1,133,503                   15.6%
----------------------------------------- --------------------------- -----------------------------

----------------------------------------- --------------------------- -----------------------------
Richard J. Reeves (4)
c/o Boston Restaurant
Associates, Inc.
999 Broadway
Saugus, MA 01906                            150,500                    2.13%
----------------------------------------- --------------------------- -----------------------------

----------------------------------------- --------------------------- -----------------------------
Terrance A. Smith (5)
c/o Boston Restaurant
Associates ,Inc.
999 Broadway
Saugus, MA 01906                             72,200                   1.03%
----------------------------------------- --------------------------- -----------------------------

----------------------------------------- --------------------------- -----------------------------
Kathleen Mason                                    0                   *
----------------------------------------- --------------------------- -----------------------------

----------------------------------------- --------------------------- -----------------------------
Lucille Salhany (1)(7)
----------------------------------------- --------------------------- -----------------------------

                                       7


----------------------------------------- --------------------------- -----------------------------
c/o Boston Restaurant
Associates, Inc.
999 Broadway
Saugus, Ma 01906                            137,984                    2.0%
----------------------------------------- --------------------------- -----------------------------

----------------------------------------- --------------------------- -----------------------------
Dolphin Management, Inc. (9)
129 East 17th Street                      1,025,000                   14.5%
New York, NY  10003
----------------------------------------- --------------------------- -----------------------------

----------------------------------------- --------------------------- -----------------------------
Jordan American Holdings, Inc.
(10)
1875 Ski Time Square Dr.,
Suite 1
Steamboat Springs, CO  80487              1,451,721                   19.3%
----------------------------------------- --------------------------- -----------------------------

----------------------------------------- --------------------------- -----------------------------
All current directors and Chief
Executive Officer as a group
(7 persons)                               3,905,161                   49.2%
----------------------------------------- --------------------------- -----------------------------

*Less than one percent

(1) Mr. Chapdelaine and Mr. Polcari were the Voting Trustees of a Voting Trust that held 1,265,150 shares pursuant to a certain Amended and Restated Voting Trust Agreement dated April 28, 1994 (the "Voting Trust Agreement"). On July 13, 1998, the Voting Trust was dissolved and its assets were distributed to the beneficiaries of the Voting Trust. Mr. Chapdelaine and Mr. Polcari were each issued 522,390 shares of the Company's Common Stock. Ms. Lucille Salhany, spouse of Mr. Polcari, received 54,988 shares and Anthony and Mary Polcari, as Joint Tenants with Right of Survivorship, received 165,382 shares.

(2) Includes options to purchase 366,673 shares issuable pursuant to currently exercisable stock options.

(3) Includes approximately 125,243 shares issued to Lucille Salhany, Mr. Polcari's wife, and Mr. Polcari, as joint tenants with rights of survivorship and 12,741 shares held by Ms. Salhany, for the benefit of certain family members. Includes option to purchase 264,173 shares issuable pursuant to currently exercisable stock options.

(4) Includes options to purchase 32,000 shares issuable pursuant to currently exercisable stock options.

(5) Includes options to purchase 40,000 shares issuable to pursuant to currently exercisable stock options.

(6) Includes 10,000 shares held by Bantam Group, Inc., a business advisory firm controlled by Mr. Caruso and options to purchase 32,000 shares issuable pursuant to currently exercisable stock options.

(7) Includes 12,741 shares held by Ms. Salhany for the benefit of certain family members.

(8) Based upon a Schedule 13D provided to the Company and information provided by Mr. Lipton. Includes 178,000 shares issuable pursuant to currently exercisable warrants.

(9) Based upon information provided to the Company. Includes 30,000 shares issuable pursuant to currently exercisable warrants.

(10) Based upon information provided to the Company. Includes 500,000 shares issuable pursuant to currently exercisable warrants.

Management

     The names of the Company's executive officers who are not directors of the Company, and certain biographical information furnished by them, are set forth below:

     Anthony A. Buccieri, 43, was appointed Vice President of Operations for the Pizzeria Regina operations in April 1994. Mr. Buccieri joined a predecessor of the Company in 1974 and has served in various capacities since that date, including as operations supervisor, assisting in the opening of all Pizzeria Regina outlets since 1983. Mr. Buccieri attended the University of Massachusetts.

     Fran Ross, 51, was appointed the Company's Vice President of Corporate Marketing in February 1995 and Vice President of Corporate Administration in October 1996. Ms. Ross was Vice President of Marketing for Back Bay Restaurant Group from December 1993 until December 1994 and for Legal Seafood, a restaurant chain, from November 1992 until December 1993. Ms. Ross holds a degree from the Culinary Institute of America, a B.S. in Biochemistry and attended graduate school at Cornell University.

Executive Compensation

     The following Summary Compensation Table sets forth the compensation during the last three fiscal years of the Chief Executive Officer . No executive officer other than the Chief Executive Officer received total annual salary and bonus in excess of $100,000 during the last fiscal year.

                           SUMMARY COMPENSATION TABLE

--------------------------- -------------------------------------- ------------------------------------- ------------
                                     Annual Compensation                  Long-Term Compensation
--------------------------- -------------------------------------- ------------------------------------- ------------
Name and        Fiscal      Salary       Bonus        Other        Restricted   Securities  LTIP         All other
Principal       Year Ended                            Annual       Stock        Under-      Payouts      Compen-
Position                                              Compen-      Awards       Lying                    sation
                                                      sation                    Options

                                ($)          ($)          ($)          ($)        (#)(3)        ($)          ($)
--------------- ----------- ------------ ------------ ------------ ------------ ----------- ------------ ------------

--------------- ----------- ------------ ------------ ------------ ------------ ----------- ------------ ------------
George R.       4/26/98     132,795          0                                   50,000
Chapdelaine     4/27/97     116,000          35,000
President and   4/28/96     183,600          35,000
CEO (1)(2)
--------------- ----------- ------------ ------------ ------------ ------------ ----------- ------------ ------------

(1) Mr. Chapdelaine was entitled to a salary of $190,484 plus a cash bonus of $35,000 in fiscal year 1998. However, for the fiscal year 1998 only he elected to receive $132,795 in cash plus options to purchase 50,000 shares of common stock of the Company.
(2) Does not include stock options granted to Mr. Chapdelaine for his personal guarantee of certain financial obligations of the Company. See "Certain Relationships and Related Transactions - Guarantee of Indebtedness of the Company; Stock Options."
(3)  Value on 26 April, 1998.

Employment Contract

     The Company and Mr. Chapdelaine, the Chief Executive Officer and President of the Company, have entered into a five year employment agreement dated April 29, 1994 which provides for an initial annual salary of $165,000 in 1994, subject to increase after the first year of employment at the discretion of the Compensation Committee of the Company's Board of Directors. The employment agreement also provides that Mr. Chapdelaine will be entitled to an annual cash bonus of $35,000 as well as a performance bonus based upon yearly projections for the Company's performance. Mr. Chapdelaine will also be provided with an automobile allowance of $12,000 plus the cost of annual insurance and parking and such other employee benefits as may be generally available to employees or officers of the Company. (See note (1) above concerning his fiscal 1998 compensation ).

     Under the terms of the employment agreement, if Mr. Chapdelaine's employment with the Company is terminated by the Company without cause, or if Mr. Chapdelaine terminates his employment with the Company for good reason (either a material reduction in his overall level of responsibility or the relocation of the Company's executive offices to a location that is more than 35 miles from Boston, Massachusetts, in each case without his consent) or due to a change in control of the Company, Mr. Chapdelaine has agreed not to compete with the Company for a period of three years from the date of such termination, provided that the Company shall continue to pay Mr. Chapdelaine his then current base salary and annual cash bonus of $35,000 payable monthly, during the three year noncompetition period.

     Mr. Chapdelaine's employment agreement also contains noncompetition and confidentiality provisions. The noncompetition provision prohibits Mr. Chapdelaine from directly or indirectly competing with the Company as long as he is an employee of the Company and for a period of three years thereafter. The confidentiality provision provides that Mr. Chapdelaine may never, other than in furtherance of the business of the Company or in response to a court order, disclose proprietary information of the Company.

Bonus Program

     The Company has adopted an incentive program under which key contributors, selected by the Compensation Committee, will be paid cash bonuses. The aggregate amount of these bonuses will be based upon a formula related to the financial performance of the Company. Bonuses, if any, will be allocated by the Compensation Committee among the individual employees based upon their performance during the year.

Limitation of Officers' and Directors' Liability; indemnification agreements

     As permitted by Delaware law, the Company's Certificate of Incorporation contains an article limiting the personal liability of directors. The Certificate of Incorporation provides that a director of the Company shall not be personally liable for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct of a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, which prohibits the unlawful payment of dividends or the repurchase or redemption of stock or (iv) for any transaction from which the director derived an improper personal benefit. This article is similar to that adopted by many other companies and is intended to afford directors additional protection, and limit their potential liability, from suits alleging a breach of the duty of care by a director. The Company believes this article will assist it in securing the services of directors who are not employees of the Company. As a result of the inclusion of such a provision, holders of the Company's Common Stock may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available for any particular case, holders of the Company's Common Stock may not have any effective remedy against the challenged conduct.

     The Company is also party to an Indemnification Agreement with each of its present directors and certain executive officers and may enter into such agreements with any executive officer, director, employee, agent or fiduciary designated by the Board of Directors. Each Indemnification Agreement provides that the Company will indemnify the indemnitee against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonable incurred by him in connection with any civil or criminal action or administrative proceeding arising out of the performance of his duties.

Such indemnification is available if the indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and with respect to any criminal action, had no reasonably cause to believe that his conduct was unlawful. The Indemnification Agreement will also require that the Company indemnify the party thereto in all cases to the fullest extent permitted by applicable law.

     Each Indemnification Agreement requires the Company to advance litigation expenses at the request of the party seeking indemnification, whether prior to or after final resolution of a proceeding, provided that he undertakes to repay such advances if it is ultimately determined that he is not entitled to indemnification for his expenses. The advance of litigation expenses will thereby be mandatory upon satisfaction of certain conditions by the indemnitee.

     Each Indemnification Agreement permits the executive officer, director or the person that is party thereto to bring suit to seek recovery of amounts due under the Indemnification Agreement and to recover the expenses of such a suit if he is successful.

Stock Options

     The following table sets forth certain information with respect to the grants, exercises and fiscal year-end values of stock options to purchase shares of the Company's Common Stock for the Chief Executive Officer during the last fiscal year.

                        OPTION GRANTS IN LAST FISCAL YEAR

------------------------ ---------------------- ---------------------- ----------------------- ----------------------
Name                     Number of Securities   Percent of Total
                         Underlying Options     Options Granted to
                         Granted     (#)        Employees in Fiscal    Exercise of Base
                                                Year                   Price                   Expiration Date
                                                                            ($/Sh)
------------------------ ---------------------- ---------------------- ----------------------- ----------------------

------------------------ ---------------------- ---------------------- ----------------------- ----------------------
George R. Chapdelaine,   50,000                 71.7%                  1.168                   4/27/07
CEO                      (1)

------------------------ ---------------------- ---------------------- ----------------------- ----------------------

(1) Excludes 54,173 stock options granted to Mr. Chapdelaine in consideration for his personal guarantee of certain financial obligations of the Company. See "Certain Relationships and Related Transactions - Guarantee of Indebtedness of the Company."

                       AGGREGATED OPTION EXERCISES IN LAST
                  FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

------------------------ ---------------------- ---------------------- ----------------------- ----------------------
Name                     Shares Acquired on     Value Realized         Number of Shares of     Value of
                         Exercise (#)                ($)               Common Stock            Unexercised In-the-
                                                                       Underlying              Money Options at
                                                                       Unexercised Options     April 26, 1998 ($)
                                                                       At April 26, 1998       Exercisable/
                                                                          (#)                  Unexercisable
                                                                       Exercisable /
                                                                       Unexercisable
------------------------ ---------------------- ---------------------- ----------------------- ----------------------

------------------------ ---------------------- ---------------------- ----------------------- ----------------------
George R. Chapdelaine,        0                      0                    366,673/0            N/A
CEO
------------------------ ---------------------- ---------------------- ----------------------- ----------------------

                                   PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors recommends that the stockholders ratify the selection of BDO Seidman, LLP as independent public accountants to examine the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending April 26, 1998. BDO Seidman, LLP has audited the Company's financial statements annually since 1994. BDO Seidman, LLP and its predecessor have served either the Company or its predecessor as independent public accountants for more than 14 years. The Board of Directors believes it is desirable and in the best interest of the Company to continue employment of that firm. The affirmative vote of a majority of the Company's Common Stock present in person or represented by proxy is required to ratify the appointment of BDO Seidman, LLP as the Company's independent public accountants. Action by stockholders is not required by law in the appointment of independent public accountants, but their appointment is submitted by the Board of Directors in order to give the stockholders a voice in the designation of accountants. If the appointment is not ratified by the stockholders, the Board of Directors will reconsider its choice of BDO Seidman, LLP as the Company's independent public accounts.

     A representative of BDO Seidman, LLP will be at the Meeting and will have an opportunity to make a statement, if so desired. The representative will be available to respond to appropriate questions.

                                   PROPOSAL 3

PROPOSAL TO AMEND AND RESTATE ARTICLE III OF THE CERTIFICATE OF INCORPORATION OF THE CORPORATION TO AUTHORIZE 10,000,000 SHARES OF A NEW CLASS OF PREFERRED STOCK WITH AUTHORITY VESTED IN THE

BOARD OF DIRECTORS TO FIX ITS RIGHTS AND PRIVILEGES.

     The Board of Directors of the Company has adopted a resolution unanimously approving, and recommending to the Company's stockholders for their approval, an amendment to the Company's Certificate of Incorporation to authorize the issuance of up to 10,000,000 shares of Preferred Stock, the terms of which may be fixed by the Board of Directors. The text of the proposed amendments is attached hereto as Appendix A.

     The Board of Directors believes the creation of the Preferred Stock is in the best interests of the Company and its stockholders and believes it advisable to authorize such shares in order to have them available for, among other things, issuance in connection with public or private offerings of shares for cash, dividends payable in stock of the Company, acquisitions of other companies, implementation of employee benefit plans, and otherwise.

     The proposed Preferred Stock would be "blank check" preferred stock, which means that the designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof (collectively, the "Rights and Restrictions") would be determined by the board of directors of the Company from time to time. In the event of the approval of this proposal by the stockholders, the Company's Board of Directors would be entitled to authorize the issuance of up to 10,000,000 shares of Preferred Stock, in one or more series, with each series having such Rights and Restrictions as may be determined by the Board in its sole discretion, with no further authorization by stockholders required for the creation or issuance of the shares.

     In making any determination to establish a series of Preferred Stock and fix its Rights and Restrictions, the Board of Directors has a legal duty to base its judgment on the best interests of the stockholders and the Company. Although the Board of Directors has no present intention of doing so, it could issue shares of Preferred Stock that could, depending on the Rights and Restrictions of such series, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. When in the judgment of the Board of Directors this action will be in the best interest of the stockholders and the Company, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company. Such shares could be privately placed with purchasers favorable to the Board of Directors in opposing such action. In addition, the Board of Directors could authorize holders of a series of Preferred Stock to vote either separately as a class or with the holders of the Company's Common Stock on any extraordinary corporate transaction. The existence of the additional authorized shares could also have the effect of discouraging unsolicited takeover attempts. The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not be in the best interest of the stockholders and the Company.

     While the Company may consider effecting an offering of Preferred Stock in the future for purposes of raising additional working capital or otherwise, as of the date hereof, the

Company has no agreements or understandings with any third party to effect any such offering, or to purchase any shares offered in connection therewith, and no assurances are given that any offering will in fact be effected. Therefore, the terms of any Preferred Stock subject to this proposal cannot be stated or estimated with respect to any or all of the securities authorized.

          The Board of Directors recommends a vote "FOR" the amendment to the Company's Certificate of Incorporation to authorize 10,000,000 shares of a new class of Preferred Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Stockholder Loans

     In 1986, Anthony A. Polcari, the brother of John P. Polcari, Jr. and a stockholder and employee of Pizzeria Regina, Inc. ("PRI") sold real estate to PRI and provided financing for a portion of the purchase price. In 1988, Anthony Polcari and his wife, Mary Polcari, subscribed for preferred stock of PRI for an aggregate subscription price of $695,500 to be paid on an installment basis. During the year ended April 30, 1993, Mr. and Mrs. Polcari consented to the offset of the outstanding balance of the purchase price for the real estate against the $610,863 balance due on the subscription price, resulting in a net amount owing by the Company to Mr. and Mrs. Polcari of approximately $147,000. The outstanding balance of this obligation as of April 26, 1998 was $121,336. This amount is represented by two notes bearing interest at 7.18% and 8% per annum; payable in aggregate monthly installments of principal and interest of $810 and maturing in January 2017.

The Haymarket Credit Facility

     In December 1995, the Company obtained a long-term credit facility with Haymarket Co-Operative Bank. The terms of the credit facility initially provided that the Company could initially draw upon a $500,000 credit line ("Phase One"), and that, at the bank's discretion, an additional $500,000 would be made available to the Company based upon the Company's results of operation in fiscal 1996 ("Phase Two"). During fiscal 1997 the parties amended Phase Two of the credit facility and the Company borrowed an additional $380,750. The interest rate on Phase One of this credit facility is the bank's prime rate plus 2%. The interest rate on Phase Two of the credit facility is a fixed rate of 12% per annum. The Company is obligated to make monthly principal payments of $8,333 on Phase One of the loan, commencing May 1996, with all outstanding amounts due and payable on or before April 1, 2001. The Company is obligated to make monthly principal payments of $8,333 on Phase Two of the loan, commencing August 1996. The credit facility is secured by all of the assets of the Company and its subsidiaries, including the Company's Pizzeria Regina restaurant located in the North End of Boston, Massachusetts. The credit facility also contains certain covenants. The President and the Treasurer of the Company and each of the Company's subsidiaries have guaranteed the

Company's obligations to the bank. A member of the Board of Directors of the Company also serves as a member of the bank's board of directors. As of April 26, 1998, the Company had an outstanding balance of $625,000 under this credit facility.

Guarantee of Indebtedness of the Company; Stock Options

     In addition to the other security for loans under the Company's long term credit facility with Haymarket Co-Operative Bank, George R. Chapdelaine and John
P. Polcari, Jr. jointly and severally unconditionally guaranteed the payment of all principal, interest and premium, if any, payable on such loans. In connection with these guarantees, the Company has issued each of Messrs. Chapdelaine and Polcari options to purchase 210,000 shares of Common Stock. In addition, the Company has issued to each of Messrs. Chapdelaine and Polcari options to purchase 54,173 shares of Common Stock in consideration for their personal guarantees of certain financial obligations of the Company.

Convertible Subordinated Debentures

     During fiscal 1998, the Company completed the placement of $1,500,000 of convertible subordinated debentures. Subordinated debentures outstanding at April 26, 1998 consisted of convertible debentures bearing interest at 8% through 31 December, 1997; 10% through 31 December, 1998; 12% through 31 December 1999; 14% through 2011 (this is straight-lined at 13.2% annually) payable semi-annually and convertible into the Company's common stock at a conversion rate of $1.25 per share. The Company can redeem the convertible debentures under certain conditions. The debentures are due December 2011. A member of the board of directors of the Company received 5% of the proceeds as compensation for services in connection with this transaction.

Franchising

     In 1997, the Company formed Boston Restaurant Associates International, Inc. ("BRAII"), a wholly owned subsidiary, for the purpose of offering Pizzeria Regina franchise opportunities both domestically and internationally. BRAII has filed a Uniform Franchise Offering Circular in Connecticut, Florida, Georgia, Kentucky, New Hampshire, Pennsylvania and Texas and is actively seeking franchisees with operational experience.

     In addition, in January, 1998, the Company entered into an International Development Agreement with Regina International, Inc., ("Regina International") a Gibraltar corporation controlled by Terrance Smith, a Company director, to pursue and develop franchise territories outside the Americas, anticipated to be principally in Europe, the Far East and the Pacific Rim. Under that agreement, which has an initial term of 5 1/2 years, Regina International agrees to use its best efforts to market and promote the Company's franchise system within its development Territory and to sell a minimum number of franchises during the initial term of the Agreement. The Company is obligated to pay Regina International a development fee of $7,000 per month for the 60 months of the agreement. This monthly fee accrues but is not payable until the month following the month in which BRAII's positive cash flow equals or exceeds $7,000 after payment of all accrued but unpaid direct costs and expenses incurred in connection with marketing and promotion of the Company's franchise system, and is payable thereafter only to the extent there continues to be a positive cash flow. The Company will expense the monthly fee as incurred, regardless of when payment is required to be made. BRAII must pay Regina International a royalty of 40% of the excess of gross revenues from Regina International's activities over the expenses incurred by either BRAII or Regina International in the marketing and promotion of the Company's franchise system within the development areas, with royalty percentage subject to adjustment based upon the ratio of revenues to expenses. Either party has the right to seek renegotiation of the agreement upon 180 days written notice at the end of the term, and if they cannot reach agreement upon mutually agreeable terms, each has the right to buy out the balance of the agreement's term for a one-time buy out fee equal to the excess of the revenues of BRAII over the marketing and promotional expenses. The buy out fee is payable by the Company in cash or its common stock, subject to certain requirements.

     Franchising operations present numerous risks, and the Company faces vigorous competition from other similar type restaurant chains in attracting and retaining suitable franchisees. The Company is subject to regulation by the Federal Trade Commission and must comply with certain state laws that govern the offering, sale, and termination of franchises and the refusal to renew franchises. The Company has limited experience in franchising restaurants. Franchisees' failure to maintain the Company's high standards could adversely affect customer attitudes towards the Company's restaurants. Granting exclusive territory agreements may also limit future expansion opportunities for Company-owned restaurants. Franchise developers or franchisees may leave the franchise system at the end of the term of their development or franchise agreements or may attempt to terminate their agreements before the end of their terms, thereby reducing royalty revenues. Further, while franchising permits the Company to increase the geographic coverage of its restaurant system without substantial investments of capital, it also means that the Company may not have direct operational control over the Company's franchised restaurants.

                                  OTHER MATTERS

Joint Venture for New Restaurant Concept

     The Company is presently negotiating with Italian Ventures LLC, a company owned by Richard Reeves, one of the Company directors, to form a joint venture to develop and exploit a new restaurant concept. It is presently contemplated that the Company would hold a 51% interest in the joint venture. The two venture partners would jointly develop the restaurant concept and once developed, Italian Ventures LLC would be primarily responsible for the operation of the restaurants. If the parties did not agree on a particular site proposed for a joint venture restaurant, the proponent could develop that site on its own as a franchisee of the joint venture on the joint venture's standard franchising terms. The Company would have a call option on Italian Ventures LLC's interest in the joint venture and Italian Ventures LLC would have a put option to the Company to buy out its interest in the joint venture at a formula price under certain circumstances. The Company would have the option of paying the buy out price in stock or in cash. However, the joint venture's terms are still being negotiated, and there can be no assurance that any agreement will be reached or, if agreement is reached, that it will not be different from those described.

Voting Procedures

     The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. The seven (7) nominees for the Board of Directors of the Company who receive the greatest number of votes cast at the Meeting will be elected directors of the Company. Abstentions, including broker non-votes, will have no effect on the outcome of the vote for the election of directors. The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Meeting is required for approval of each of Proposal No. 2 and Proposal No. 3. Abstentions will have the effect of a vote against Proposal No. 2 and Proposal No. 3, but a broker non-vote will have no effect.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and National Association of Securities Dealers. Such reporting persons are also required to furnish the Company with copies of all Forms 3, 4, and 5 they file.

     Based solely on the Company's review of the copies of such Forms which it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its directors, executive officers, and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended April 26, 1998.

Other Proposed Action

     The Board of Directors knows of no matters to be submitted at the Meeting other than Proposals No. 1, 2 and 3. However, if any other matters should properly be presented at the Meeting, the persons named in the enclosed proxy card shall have discretionary authority to vote the shares represented thereby in accordance with their own judgment.

Stockholder Proposals

     Proposals which stockholders intend to present at the Company's 1999 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, and wish to have included in the Company's proxy materials must be received by the Company no later than 12 April 1999. If a proponent fails to notify the Company by June 26, 1999 of a non-Rule 14a-8 shareholder proposal which it intends to submit at the Company's 1999 Annual Meeting of Stockholders, the proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the proxies named therein to vote with respect to such matter.

Incorporation by Reference

     The Company's Annual Report on Form 10-KSB for the fiscal year ended April 26, 1998, is being mailed with this proxy statement to stockholders entitled to notice of the meeting. The consolidated financial statements, unaudited selected quarterly data and management's discussion and analysis of financial condition and results of operations included in the annual report are incorporated by reference herein.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.


                                  By Order of the Board of Directors

                                  GORDON R. PENMAN, Secretary

Boston, Massachusetts
14  August, 1998

                                   APPENDIX A
                          TEXT OF PROPOSED ARTICLE III
                       OF THE CERTIFICATE OF INCORPORATION
                                       OF
                       BOSTON RESTAURANT ASSOCIATES, INC.

(a) The maximum amount of shares of preferred stock that this corporation shall be authorized to issue shall be 10,000,000:

               10,000,000 shares of Preferred Stock.

     The Preferred Stock may be created and issued from time to time in one or more series with such designations, preferences, limitations, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as determined by the Board of Directors of the Corporation and set forth in the resolution or resolutions providing for the creation and issuance of the stock in such series.

PROXY                   BOSTON RESTAURANT ASSOCIATES, INC.                 PROXY
                         ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints George R. Chapdelaine attorney and proxy to represent the undersigned at the Annual Meeting of Stockholders (the "Meeting") of Boston Restaurant Associates, Inc. (the "Company") to be held on Monday, September 14, 1998, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the Meeting in accordance with the instructions on the reverse side and with discretionary authority upon such other matters as may come before the Meeting. All previous proxies are hereby revoked.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE PROPOSALS DESCRIBED IN THE NOTICE OF AND PROXY STATEMENT FOR THE MEETINGS.

                  Continued, and to be signed, on reverse side
        (Please fill in the reverse side and mail in enclosed envelope)

 [Down Arrow]   Please Detach and Mail in the Envelope Provided   [Down Arrow]
--------------------------------------------------------------------------------

A [X] Please mark your
      votes as in this
      example.


                                             WITHHOLD
                     FOR (all nominees       AUTHORITY
                     except as marked       to vote for
                       to contrary)         all nominees
1.  Election of            [ ]                   [ ]
    Directors:

(INSTRUCTION: To withhold authority to vote
              for any individual nominee,
              write that nominee's name
              in the space provided below.)


            -----------------------------------------


Nominees:
   George R. Chapdelaine
   Joseph J. Caruso
   Roger Lipton
   Kathleen Mason
   John P. Polcari, Jr.
   Richard J. Reeves
   Lucille Salhany
   Terrance A. Smith


                                                        FOR   AGAINST   ABSTAIN
2.  To ratify the appointment of BDO Seidman LLP        [ ]     [ ]       [ ]
    auditors for fiscal year 1999.

3.  To adopt and approve the amendment to the           [ ]     [ ]       [ ]
    Certificate of Incorporation authorizing
    10,000,000 shares of a new class of
    Preferred Stock.


Signature                    Date       Signature                    Date
          ------------------      -----           ------------------      ------
NOTE: (Signatures should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their titles when signing.)